UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 28, 2022, CytoDyn Inc. (the “Company”) issued a press release describing its voluntary withdrawal of its Biologics License Application (“BLA”) and plans for the future study of leronlimab in HIV-related, non-alcoholic steatohepatitis (“NASH”), and oncology indications.

The Company will host a conference call on Monday, October 31, 2022, at 5:30 a.m. Pacific Time to discuss this regulatory and clinical update. A copy of the press release is being filed as Exhibit 99.1 and incorporated in this Item by reference.

Item 8.01 Other Events.

On October 28, 2022, the Company issued a press release announcing the Company had voluntarily withdrawn the pending BLA for leronlimab as a combination therapy in persons living with HIV with resistance to highly active antiretroviral therapy (“HAART”) in the HIV multi-drug resistant population (“HIV-MDR”).

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 28, 2022.**

Exhibit 104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

** Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: October 28, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer